                                                                Exhibit 3.1(p)

                        CERTIFICATE OF CORRECTION TO THE
                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                               MENTUS MEDIA CORP.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OF DELAWARE ON AUGUST 28, 1997

            Mentus Media Corp., a corporation organized and existing under and by virtue of the General corporation Law of the Sate of Delaware, DOES HEREBY
CERTIFY:

            1. The name of the corporation is the Mentus Media Corp.

            2. A Certificate of Amendment of Certificate of Incorporation of Mentus Media Corp. was filed by the Secretary of State of Delaware on August 28, 1997, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

            3. The defect in the Certificate of Amendment to be corrected is as follows: The Second clause of the Certificate of Amendment should state that notice has been given to shareholders that did not consent in writing. Such clause is hereby restated as follows:

            SECOND: The foregoing amendment to the Certificate of Incorporation of the Corporation was submitted to and duly approved and adopted by the stockholders of the Corporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, and notice has been given to stockholders that did not consent in writing.

            4. The Certificate of Amendment identifies the signers thereof as the President and Secretary. Such clause should have stated that the signers were authorized officers of the Corporation. Such clause is restated as follows:

            "IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers this 28 day of August, 1997.

            IN WITNESS WHEREOF: Mentus Media Corp. has caused this Certificate to be signed by Thomas M. Pugliese, its Vice-Chairman and attested by Michael Kolthoff, its Assistant Secretary, this 29th of August, 1997.


                                          MENTUS MEDIA CORP.


                                          By:
                                             -----------------------------------
ATTEST:                                      Thomas M. Pugliese, Vice-Chairman


By
   -------------------------------------
   Michael Kolthoff, Assistant Secretary


STATE OF MINNESOTA     )
                       ) ss.
County of Hennepin     )

      On this ____ day of August, 1997, before me, the undersigned officer, personally appeared Thomas M. Pugliese and Michael Kolthoff who acknowledged themselves to be the Vice Chairman and Assistant Secretary, respectively, of Mentus Media Corp., a Delaware corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    -----------------------
                                    Notary Public

My Commission Expires:


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